Filed Pursuant to Rule 424(b)(5)
Registration No. 333-196032

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 2, 2014)

1,233,333 Shares

Digimarc Corporation Common Stock

We are offering 1,233,333 shares of our common stock. Our common stock is listed on The NASDAQ Global Market under the symbol “DMRC.” On August 4, 2016, the last reported sale price for our common stock on The NASDAQ Global Market was $34.53 per share.

Investing in our common stock involves a high degree of risk, which is described in the “Risk Factors” section beginning on page S-9 of this prospectus supplement and on page 3 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$30.000	$36,999,990
Underwriting discounts and commissions	$1.725	$2,127,500
Proceeds, before expenses, to us(1)	$28.275	$34,872,490

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

We estimate the total expenses of this offering, excluding the underwriting discounts and commissions, will be approximately $300,000. The underwriters may also purchase up to an additional 185,000 shares of common stock from us at the public offering price, less the underwriting discounts and commissions, for the purpose of covering overallotments made in connection with the offering, if any, within 30 days of the date of this prospectus supplement. If the underwriters exercise this option in full, the total underwriting discounts and commissions payable by us will be $2,446,625 and the total proceeds, before expenses, to us will be $40,103,365.

You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents we incorporated by reference, before you invest in our stock.

We anticipate that delivery of the shares of our common stock will be made through the facilities of the Depository Trust Company on or about August 10, 2016, subject to customary closing conditions.

Joint Book-Running Managers

Needham & Company		Cowen and Company
Co-Managers
Craig-Hallum Capital Group		B. Riley & Co.

The date of this prospectus supplement is August 5, 2016

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts combined. If information in the prospectus supplement conflicts with information in the accompanying base prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statements so modified or superseded will be deemed not to constitute a part of this prospectus except as so modified or superseded. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the Securities and Exchange Commission’s website or at the Securities and Exchange Commission’s offices. Before you invest in the securities offered pursuant to this prospectus, you should carefully read this prospectus and the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. The prospectus may be used only for the purposes for which it has been published. If you receive any other information, you should not rely on it. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover. Our business, financial condition, results of operations or prospects may have changed since that date. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to the registration statement of which this prospectus is a part or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date. No offer of these securities is being made in any jurisdiction where such offer or sale is prohibited.

Unless we otherwise specify, when used in this prospectus supplement, the terms “Digimarc,” the “Company,” “we,” “our” and “us” refer to Digimarc Corporation and its subsidiaries, except that when such terms are used in this prospectus supplement in reference to the common shares, they refer specifically to Digimarc Corporation.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference include “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, or the Exchange Act, and Section 27A of the Securities Act of 1933, or the Securities Act. Words such as “may,” “plan,” “should,” “could,” “expect,” “anticipate,” “intend,” “believe,” “project,” “forecast,” “estimate,” “continue,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to:

•	concentration of revenue with few customers comprising a large majority of the revenue;

•	revenue trends and expectations;

•	our future level of investment in our business, including investment in research, development and engineering of products and technology, development of our intellectual property, sales growth initiatives and development of new market opportunities;

•	our ability to improve margins;

•	our ability to implement our technology and services, including the success of Digimarc Discover and Digimarc Barcode;

•	our anticipated expenses, costs, margins, provision for income taxes and investment activities in the foreseeable future;

•	our anticipated revenue to be generated from current contracts and as a result of new programs;

•	the variability of contracted arrangements;

•	our profitability in future periods;

•	business opportunities that could require that we seek additional financing;

•	the size and growth of our markets;

•	the existence of international growth opportunities and our future investment in such opportunities;

•	the sources of our future revenue;

•	our expected short-term and long-term liquidity positions;

•	our capital expenditure and working capital requirements and our ability to fund our capital expenditure and working capital needs through cash flow from operations;

•	capital market conditions, interest rate volatility and other limitations on the availability of capital, which could have an impact on our cost of capital and our ability to access the capital markets;

•	increased competition in our markets;

•	our ability to hire and retain key personnel;

•	our use of cash, cash equivalents and marketable securities in upcoming quarters;

•	anticipated levels of backlog in future periods;

•	our plans and intentions with respect to our joint ventures; and

•	the protection, development and monetization of our intellectual property portfolio.

These forward-looking statements, or other statements made by us, are made based on our expectations and beliefs concerning future events affecting us, and are subject to uncertainties and factors that are difficult to predict and, in many instances, are beyond our control. We believe that the risk factors identified in Part I,

Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015 filed on February 25, 2016, or our 2015 Annual Report, among others, could affect our future performance and the liquidity and value of our securities and cause our actual results to differ materially from those expressed or implied by forward-looking statements made by us or on our behalf. Investors should understand that it is not possible to predict or identify all risk factors and that there may be other factors that may cause our actual results to differ materially from the forward-looking statements. As a result, investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements made by us or by persons acting on our behalf apply only as of the date of this prospectus. We do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of the filing of this prospectus.

SUMMARY

This summary highlights information included or incorporated by reference in this prospectus supplement. It does not contain all of the information that may be important to you. You should read carefully the entire prospectus supplement, the accompanying prospectus, the documents incorporated by reference and the other documents to which we refer herein for a more complete understanding of this offering.

The Company

Digimarc enables governments and enterprises around the world to give digital identities to media and objects that computers can sense and recognize and to which they can react. We have developed the Digimarc Discover® and Digimarc Barcode Intuitive Computing Platform that are designed to optimize the identification of all consumer brand impressions, wherever and whenever they may appear, facilitating modern mobile-centric shopping. The platform includes means to embed “Digimarc Barcodes,” invisible and inaudible barcode-like information that is recognizable by smartphones, tablets, industrial scanners and other computer interfaces into many forms of media content, including consumer product packaging. Digimarc Barcodes have many applications, including facilitating faster scanning of products at retail checkout as well as improved engagement with smartphone-equipped consumers. The Digimarc Barcode provides for reliable, efficient, economical, globally scalable automatic identification of media without visible computer codes like traditional barcodes.

Our media identification and discovery innovations enable our business partners, several of whom are discussed below, to create numerous applications across a wide range of media content, including solutions that:

•	Improve the speed of retail checkout;

•	Provide simple and intuitive mobile customer engagement experiences in stores;

•	Quickly and reliably identify and effectively manage music, movies, television programming, digital images, e-books, documents and other printed materials, especially in light of non-linear distribution over the Internet;

•	Deter counterfeiting of money, media and goods, and piracy of e-books, movies and music;

•	Support new digital media distribution models and methods to monetize media content;

•	Leverage the power of ubiquitous computing to instantly link consumers to a wealth of information and/or interactive experiences related to the media and objects they encounter each day;

•	Provide consumers with more choice and access to media content when, where and how they want it;

•	Enhance imagery and video by associating metadata or authenticating media content for government and commercial uses; and

•	Better secure identity documents to enhance national security and combat identity theft and fraud.

The Intuitive Computing Platform has a proprietary foundation in a signal processing innovation known as “digital watermarking,” which allows imperceptible digital information to be embedded in all forms of digitally designed, produced or distributed media content and many physical objects, including photographs, movies, music, television, personal identification documents, financial instruments, industrial parts and product packages. We refer to the embedded information as the Digimarc Barcode. This digital information can be detected and read by a wide range of computers, smartphones, tablets and other digital devices.

Our inventions allow our business partners and customers to provide persistent digital identities for media content that is digitally processed at some point during its lifecycle. The technology can be applied to printed materials, video, audio, and images to supply a wide range of patented consumer engagement, media management and security solutions across multiple consumer and government industry sectors. Over the years our enabling software and business processes, and associated intellectual property portfolio have grown to encompass many related technologies.

We provide solutions directly and through our business partners. Our inventions provide a powerful element of document security, giving rise to a long-term relationship with a consortium of central banks, or the Central Banks, and many leading companies in the information technology industry. We and our business partners have successfully propagated the use of our technology in music, movies, television broadcasts, digital images, e-books and printed materials. Digimarc Barcodes have been used in these applications to improve media rights and asset management, reduce piracy and counterfeiting losses, improve marketing programs, permit more efficient and effective distribution of valuable media content and enhance consumer entertainment and commercial experiences.

Digimarc Barcodes are embedded into all forms of media and are imperceptible to human senses, but quickly detected by computers, networks or other digital devices like smartphones and tablets. Unlike traditional barcodes and tags, our solution does not require publishers to give up valuable visual space in magazines and newspapers; nor does it impact the overall layout or aesthetics of the publication. Digimarc Barcodes are imperceptible to people and do all that visible barcodes do, but performs better. Our Digimarc Discover platform delivers a range of rich media experiences to its readers on their smartphones or tablets across multiple media including print, audio, video and packaging. Unique to the Digimarc Discover platform is its seamless multi-model use of various content identification technologies as needed, including Digimarc Barcode when present.

We introduced Digimarc Barcodes for use in consumer product packaging in 2014. These Digimarc Barcodes can contain the same information found in traditional universal product codes, or UPC. The UPC information is invisibly repeated multiple times over the entire package surface. We partnered with Datalogic, a global leader in Automatic Data Capture and Industrial Automation markets and producer of barcode readers, in introducing the Digimarc Barcode to the consumer product packaging market. The first retail scanner enabled was Datalogic’s MagellanTM 9800i multi-plane imaging scanner. Since then additional scanner vendors and other channel partners have announced support for the platform. Digimarc Barcodes can also connect mobile-enabled consumers directly from packaging to engaging mobile experiences such as additional product information, special offers, recommendations, reviews, social networks and more.

Our intellectual property portfolio of patents contains many innovations in digital watermarking, pattern recognition (sometimes referred to as “fingerprinting”), digital rights management and related fields. To protect our inventions, we have implemented an extensive intellectual property protection program that relies on a combination of patent, copyright, trademark and trade secret laws, and nondisclosure agreements and other contracts. As a result, we believe we have one of the world’s most extensive patent portfolios in digital watermarking and related fields, with approximately 1,100 U.S. and foreign patents and pending patent applications as of June 30, 2016. We continue to develop and broaden our portfolio in the fields of media identification and management technology and related applications and systems. We devote significant resources to developing and protecting our inventions and continuously seek to identify and evaluate potential licensees for our patents. The patents in our portfolio have a life of approximately 20 years from the effective filing date, and up to 17 years after the patent has been granted.

The market for patent licensing has become more challenging in recent years. As a result, we have shifted our focus from direct monetization via enforcement and licensing to:

•	facilitating progress toward the realization of our vision to enrich everyday living via pervasive, intuitive computing;

•	encouraging large scale adoption of our technologies by industry leaders;

•	improving our financial performance by enhancing our competitive differentiation;

•	increasing the scale and rate of growth of our products and services business; and

•	laying a foundation for continuing innovation.

Digimarc was incorporated in Delaware in 2008 and became an Oregon corporation in 2010. Our principal offices are located at 9405 SW Gemini Drive, Beaverton, Oregon 97008; our telephone number is (503) 469-4800. Our website address is http://www.digimarc.com. Information on our website or available by hyperlink from our website does not constitute part of this prospectus.

The Offering

Common stock offered by us	1,233,333 shares

Common stock to be outstanding after this offering	10,318,333 shares (or 10,503,333 shares if the option to purchase additional shares for the purpose of covering overallotments made in connection with the offering, if any, is exercised in full)

Option to purchase additional securities	We have granted the underwriters an option to purchase up to 185,000 additional shares of our common stock for the purpose of covering overallotments made in connection with the offering, if any. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds for general working capital purposes as well as to accelerate the Company’s growth initiatives. Please read “Use of Proceeds.”

Nasdaq Symbol	DMRC

Risk Factors	An investment in our common shares involves risks. You should carefully consider each of the factors described or referred to under “Risk Factors” beginning on page S-9 of this prospectus supplement, page 3 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and accompanying prospectus before you make an investment in our common stock.

The number of shares of our common stock to be outstanding after this offering is based on 9.1 million shares of common stock outstanding as of June 30, 2016 and excludes:

•	0.5 million shares of common stock issuable upon exercise of outstanding options as of June 30, 2016 at a weighted average exercise price of $18.29 per share, of which 0.5 million were exercisable at June 30, 2016; and

•	1.3 million shares of common stock reserved for future issuance under our equity plans.

Unless otherwise indicated, all information in this prospectus supplement assumes:

•	no exercise of the underwriters’ option to purchase additional shares of our common stock for the purpose of covering overallotments made in connection with the offering, if any; and

•	no exercise of outstanding options to purchase shares of common stock.

SELECTED FINANCIAL DATA

The following tables set forth our selected financial information as of and for each of the years in the five-year period ended December 31, 2015, which has been derived from audited financial statements as of December 31, 2015, 2014, 2013, 2012 and 2011 and for the years ended December 31, 2015, 2014, 2013, 2012 and 2011, and our selected financial information as of and for the six month period ended June 30, 2016 and June 30, 2015, which has been derived from our unaudited financial statements as of June 30, 2016 and June 30, 2015 and for the six month periods ended June 30, 2016 and June 30, 2015.

The selected financial data set forth below should be read in conjunction with the consolidated financial statements and the notes to the consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for the periods presented.

Statement of Operations Data

	Six Months Ended June 30		Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
Revenue	$11,037	$11,787	$22,189	$25,658	$34,964	$44,375	$36,039
Gross profit percentage	61%	59%	60%	67%	77%	85%	81%
Operating income (loss)	$(10,784)	$(8,219)	$(17,977)	$(15,223)	$(2,412)	$14,594	$6,389
Net income (loss)	$(10,718)	$(8,162)	$(17,934)	$(15,820)	$(507)	$8,272	$5,656
Earnings (loss) per common share:
Earnings (loss) per common share—basic	$(1.25)	$(1.02)	$(2.19)	$(2.22)	$(0.10)	$1.16	$0.84
Earnings (loss) per common share—diluted	$(1.25)	$(1.02)	$(2.19)	$(2.22)	$(0.10)	$1.12	$0.76
Weighted average common shares outstanding—basic (in thousands)	8,560	7,995	8,198	7,187	6,866	6,757	6,741
Weighted average common shares outstanding—diluted (in thousands)	8,560	7,995	8,198	7,187	6,866	6,989	7,430
Cash dividends declared per common share	$—	$—	$—	$0.22	$0.44	$0.33	$—

Balance Sheet Data

	As of June 30		As of December 31,
	2016	2015	2015	2014	2013	2012	2011
Cash, cash equivalents and short-term marketable securities	$31,935	$34,046	$36,187	$38,323	$29,662	$32,269	$25,663
Long-term marketable securities	$—	$—	$2,999	$749	$5,302	$6,787	$7,715
Total assets	$46,886	$50,573	$56,364	$57,416	$57,197	$57,331	$45,793
Long-term liabilities	$511	$219	$226	$203	$496	$673	$464
Redeemable preferred stock	$50	$50	$50	$50	$50	$50	$50

RISK FACTORS

An investment in our securities involves a high degree of risk. The following risk factors are those risks of which we are aware and that we consider to be material to our business. If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations and cash flows could be materially adversely affected. In that case, the trading price of our common stock could decline. Additionally, we cannot be certain or give any assurance that any actions taken to reduce known risks and uncertainties will be effective. Before investing in our common stock, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including from our 2015 Annual Report, subsequent Quarterly Report on Form 10-Q and Periodic Reports on Form 8-K.

RISKS RELATED TO OUR BUSINESS

(1) As a purveyor of disruptive technology, if our channel partners and potential customers defer or delay adopting and implementing the technology, or if competitors or other market participants successfully engage in campaigns to discredit our technology, our revenues will be deferred and delayed. In addition, there are new and expanded components of our revenue engine that will need to be tested and proven.

While the Company’s legacy business remains strong, our primary engines of growth—Digimarc Discover® and Digimarc Barcode—are subject to the market forces and adoption curves common to other disruptive technologies. The market is in early stages of development. The revenue model anticipates annual subscriptions are the primary source of income. If adoption takes longer than anticipated, operating losses will continue.

We expect competing technologies to compete vigorously in the marketplace, and to fight to preserve their market share. While we believe that our technology can do what theirs can do—only better, more cost-effective and faster—to the extent they succeed in defending their position, our ability to achieve profitable operations will be impeded.

With respect to our Digimarc Discover and Digimarc Barcode growth and prospects, our three major avenues for revenue generation include direct sales, web sales, and channel partners. Our growing direct sales force is relatively new, with an average tenure of less than one year with the Company. The redesign of our website to facilitate web-based sales is evolving. Most of our channel partners are new. Thus, the engine of growth for revenues is new and unproven. We are executing strategies intended to make each of these means of revenue generation effective. We face many obvious challenges.

(2) Our future growth will depend to a material extent on the successful advocacy of our technology by channel partners to their members and customers, and implementation of our technology in solutions propagated by channel partners and provided by third parties.

Our business has long relied on the success of business partners. Our continuing success is largely dependent on a new generation of business partners involved in Digimarc Discover and Digimarc Barcode. In recent months, we have entered into agreements with numerous channel partners to propagate and support Digimarc Barcode and Digimarc Discover, including brand deployment and pre-media service providers Southern Graphics Systems, LLC and Schawk Inc., who will offer Digimarc Barcode services to national and store brand owners and consumer products suppliers; HP, Inc., who can perform large scale serialization of unique identifiers; Perrigo Company, the world’s largest manufacturer of over-the-counter pharmaceutical products for the store brand market, to improve point-of-sale efficiency for retailers and provide consumers easier access to product information from enabled ‘smart’ labels; and platforms which provide unprecedented consumer engagement via smartphones, such as Shazam Entertainment Limited and Powa Technologies Group PLC. Digimarc and GS1 US, the U.S. operation of the organization that maintains the global standards for barcodes, announced a broad collaboration to help the industries served by GS1 US to make effective use of

Digimarc Barcode. GS1 US will educate, train and provide access to services to their 300,000 member businesses. Among other things, Digimarc and GS1 US intend to improve product identification for retailers and consumers with brand-certified, accurate product information via Digimarc Barcodes.

If our channel partners are not successful in advocating and deploying our technology, we may not be able to achieve and sustain profitable operations. In addition, negotiating and performing under these arrangements involves significant time and expense, and we do not assure you that the anticipated benefits of these arrangements will ever materialize or that the products or technologies involved will ever be commercialized or that, as a result, we will not write down a portion or all of our investment. If other business partners who include our technology in their products or otherwise license our intellectual property for use in their products cease to do so, or we fail to obtain other partners who will incorporate, embed, integrate or bundle our technology, or these partners are unsuccessful in their efforts, expanding deployment of our technology and increasing revenues will be adversely affected. Consequently, our ability to increase revenue could be adversely affected and we may suffer other adverse effects to our business. In addition, if customers encounter difficulties in implementing our technology, or if our technology does not perform according to market expectations, our future sales would suffer as customers seek and employ alternative technologies.

(3) If leading companies in the retail and consumer products industries or standard-setting bodies or institutions downplay, minimize or reject the use of our technology, deployment may be slowed and we may be unable to achieve or sustain profitable operations.

Many of our business endeavors, including the Digimarc Barcode, can be impeded or frustrated by larger, more influential companies or by standard-setting bodies or institutions downplaying, minimizing or rejecting the value or use of our technology. A negative position by such companies, bodies or institutions, could result in obstacles for us that we would be incapable of overcoming and may block or impede the adoption of our technology. In addition, potential customers may delay or reject initiatives that relate to deployment of our technology. Such a development would make the achievement of our business objectives in this market difficult or impossible.

(4) We are subject to risks encountered by companies developing and relying upon new technologies, products and services to achieve and sustain profitable operations.

Our business and prospects must be considered in light of the risks and uncertainties to which companies with new and rapidly evolving technology, products and services are exposed. These risks include the following:

•	we may be unable to develop sources of new revenue or sustainable growth in revenue because our current and anticipated technologies, products and services may be inadequate or may be unable to attract or retain customers;

•	intense competition and rapid technological change could adversely affect the market’s acceptance of our existing and new products and services;

•	we may be unable to develop and maintain new technologies upon which our existing and new products and services are dependent which may cause our products and services to be less sustainable and competitive or which could make it harder for us to expand our revenue and business; and

•	our licensees may not be able to successfully enter new markets or grow their businesses, limiting royalties paid to us.

Some key technologies and solutions of our patent or technology licensees are in the development stage. Consequently, products incorporating our technology and solutions are undergoing technological change and are in the early stages of introduction in the marketplace. Delays in the adoption of these products or adverse competitive developments may result in delays in the development of new revenue sources or the growth in our existing revenue streams. We may be required to incur unanticipated expenditures if product changes or improvements are required. Moreover, new industry standards might redefine the products that we or our licensees are able to sell, especially if these products are only in the prototype stage of development. If product changes or improvements are required, success in marketing these products by us or our licensees and achieving or sustaining profitability from these products could be delayed or halted.

(5) A significant portion of our current and potential future revenue is subject to commercial and government contracts and development of new markets that may involve unpredictable delays and other unexpected changes. Such volatility and uncertainty might limit our actual revenue in any given quarter or year.

We derive substantial portions of our revenue from contracts tied to development schedules or development of new markets, which could shift for months, quarters or years as the needs of our customers and the markets in which they participate change. Government agencies and commercial customers also face budget pressures that introduce added uncertainty. Any shift in development schedules, the markets in which we or our licensees participate, or customer procurement processes, which are outside our control and may not be predictable, could result in delays in bookings forecasted for any particular period, could affect the predictability of our quarterly and annual results, and might limit our actual revenue in any given quarter or year, resulting in reduced and less predictable revenue and adversely affecting profitability.

We are expanding into new markets, which involve inherent risk and unpredictability. In recent years, particularly with the proliferation of smartphones and increased consumer demands for product information, we have investigated other technologies that may provide attractive future opportunities, for example, in the packaging and publishing markets. These generally include technologies that leverage our strength in signal processing and support our vision for intuitive, pervasive computing. As we seek to expand outside our areas of historical expertise, we lack the history and insight that benefited us in the watermarking field. We also lack the size and scale typical of contractors providing products and services to the federal government. Although we have extensive experience in the commercial application of digital watermarking, we are investing in but may not be as well-positioned in these other disciplines. Accordingly, it may be difficult for us to replicate our watermarking success in other technologies we might pursue.

(6) A small number of customers account for a substantial portion of our revenue, and the loss of any large contract could materially disrupt our business.

Historically, we have derived a significant portion of our revenue from a limited number of customers. Five customers represented approximately 71% of our revenue for the year ended December 31, 2015 and 74% of our revenue for the six months ended June 30, 2016. In our legacy business, most revenue came from long-term contracts generally having terms of at least three to five years, with some licenses for the life of the associated patents, which could be up to 20 years. The agreements with our licensees generally provide for minimum and/or variable payment obligations. The minimum license fee payment obligations under our license agreement with Intellectual Ventures, or IV, ended in 2013 and all payment obligations under our license agreements with The Nielsen Company (US) LLC, or Nielsen, and Verance Corporation ended in 2014. Some contracts we enter into contain termination for convenience provisions. If we were to lose such a contract for any reason, or if revenue from variable payment obligations do not replace revenue under the existing fixed payment obligations, our financial results could be adversely affected.

We expect to continue to depend upon a small number of customers for a significant portion of our revenue for the foreseeable future. The loss of, or decline in, orders or backlog from one or more major customers could reduce our revenue and have a material adverse effect on our financial results.

(7) If third parties who manage certain aspects of our technology do not adequately perform their functions, we might experience disruptions in our technology.

We currently rely on third parties for the implementation and management of certain aspects of our watermarking technology. In particular, we rely on third parties to print the packaging labels in which our watermark is embedded. Our reliance on such third parties can expose us to risks such as mislabeling products, which could disrupt our customers’ operations and negatively impact our business and reputation, and consequently, our revenues.

(8) Although profitable in prior years, we were not profitable in 2013, 2014, 2015 or the first six months of 2016 and may not be able to return to or sustain profitability in the future, particularly if we were to lose large contracts or fail in our new market development initiatives. Sustained lack of profitability could cause us to incur asset impairment charges for long-lived assets and/or record valuation allowance against our deferred tax assets.

We incurred net losses in 2013, 2014, 2015 and the first six months of 2016 largely due to increased levels of investments in our business to support product development and sales growth initiatives, concurrent with the scheduled completion of the quarterly license fee payments from IV in 2013 and Nielsen in 2014.

Returning to and maintaining profitability in the future will depend upon a variety of factors, including our ability to maintain and obtain more significant partnerships like we have with the Central Banks and acquiring new customers for Digimarc Discover, Digimarc Barcode and Guardian. Profitability will also depend on our efficiency in executing our business strategy and capitalizing on new opportunities. Various adverse developments, including the loss of large contracts or cost overruns on our existing contracts, could adversely affect our revenue, margins and profitability.

If we continue to incur operating losses, an impairment to the carrying value of our long-lived assets, including goodwill, acquired intangible assets, patent assets and property and equipment could result. We test for impairment of our long-lived assets when a triggering event occurs that would indicate that the carrying value may not be recoverable. Our methodology for assessing impairment may require management to make judgments and assumptions regarding future cash flows. Our projections of future cash flows are largely based on historical experience, and these projections may or may not be achieved. Changes to these financial projections used in our impairment analysis could lead to an impairment of all or a portion of our long-lived assets. Any such impairment charge could adversely affect our results of operations and our stock price. We evaluated our long-lived assets for impairment as of June 30, 2016 and concluded there was no impairment. We cannot guarantee, however, that our long-lived assets will not become impaired in the future.

We record valuation allowances on our deferred tax assets if, based on available evidence, it is more-likely-than-not that all or some portion of the assets will not be realized. The determination of whether our deferred tax assets are realizable requires management to identify and weigh all available positive and negative evidence. Management considers recent financial performance, projected future taxable income, scheduled reversals of deferred tax liabilities, tax planning strategies and other evidence in assessing the realizability of our deferred tax assets. Adjustments to our deferred tax assets could adversely affect our results of operations and our stock price. We recorded a $6.8 million non-cash income tax charge during the fourth quarter of 2014 to record a full valuation allowance against our deferred tax assets largely due to the cumulative loss we had incurred over the previous three years, which is considered a significant piece of negative evidence in assessing the realizability of deferred tax assets. We will not record tax benefits on any future losses until its determined that those tax benefits will be realized. As of June 30, 2016 we determined a full valuation allowance was still appropriate.

(9) We may be adversely affected by variability of contracted arrangements.

We periodically agree to modify the terms of contractual arrangements with our customers, partners and licensees in response to changes in circumstances underlying the original contractual arrangements, and it is likely that we will do so in the future. As a result of this practice, the terms of our contractual arrangements with our customers, partners and licensees may vary over time and, depending on the particular modification, could have a material adverse effect on our financial position, results of operations or cash flows.

Some of our customers and licensees report royalties to us based on their revenue and their interpretation and allocation of contracted royalty obligations. It is possible that we may not agree with the judgments of our customers on such matters, and such disagreement may lead to potential disputes and reduced revenue to us. These disputes could result in a distraction to our management and may not result in increased revenues to us but may nevertheless result in friction between us and our customers, and potentially the loss of customers, which may ultimately be harmful to our business.

(10) The market for our products is highly competitive, and alternative technologies or larger companies that compete with us may be more successful than us in gaining market share, which would decrease our revenue and profits.

The markets in which we compete for business are intensely competitive and rapidly evolving. We expect competition to continue from both existing competitors and new market entrants. We face competition from other companies and from alternative technologies, including some of our customers and licensees. We also may face competition from unexpected sources.

Alternative technologies that may directly or indirectly compete with particular applications of our watermarking technologies include:

•	Traditional anti-counterfeiting technologies—a number of solutions used by many government agencies (that compete for budgetary outlays) designed to deter counterfeiting, including optically sensitive ink, magnetic threads and other materials used in the printing of currencies;

•	Image recognition—one or several pre-specified or learned objects or object classes that can be recognized, usually together with their two-dimensional positions in the image or three-dimensional poses in the scene, such as Amazon Firefly or Qualcomm Vuforia, which provides a stand-alone program illustration of this function;

•	Radio frequency tags—embedding a chip that emits a signal when in close proximity with a receiver, used in some photo identification credentials, labels and tags;

•	Internet technologies—numerous existing and potential Internet access and search methods are competitive with Digimarc Mobile systems and the searching capabilities of Guardian;

•	Digital fingerprints and signatures—a metric, or metrics, computed solely from a source image or audio or video track, that can be used to identify an image or track, or authenticate the image or track; and

•	Barcodes or QR codes—data-carrying codes, typically visible in nature (but may be invisible if printed in ultraviolet- or infrared-responsive inks).

In the competitive environments in which we operate, product generation, development and marketing processes relating to technology are uncertain and complex, and require accurate prediction of demand as well as successful management of various risks inherent in technology development. In light of these uncertainties, it is possible that our failure to successfully accommodate future changes in technologies related to our technology could have a long-term negative effect on our growth and results of operations.

New developments are expected to continue, and discoveries by others, including current and potential competitors, possibly could render our services and products noncompetitive. Moreover, because of rapid technological changes, we may be required to expend greater amounts of time and money than anticipated to develop new products and services, which in turn may require greater revenue streams from those products and services to cover developmental costs. Many of the companies that compete with us for some of our business, as well as other companies with whom we may compete in the future, are larger and may have stronger brand recognition and greater technical, financial, marketing and political resources than we do. These attributes could enable these companies to have more success in the market than we have, either by providing better products or better pricing than we can provide. We may be unable to compete successfully against current or future participants in our market or against alternative technologies, and the competitive pressures we face could decrease our revenue and profits in the future.

(11) An increase in our operations outside of the U.S. subjects us to risks additional to those to which we are exposed in our domestic operations.

We believe that revenue from sales of products and services to commercial, governmental and other customers outside the U.S. could represent a growing percentage of our total revenue in the future. Digimarc Discover is not bounded geographically, and we believe Digimarc Barcode will see global deployment. As such, certain contracts will be made and performed, in whole or in part, outside of the U.S. Similarly, for Guardian, we perform certain functions in various jurisdictions outside of the U.S. International operations are subject to a number of risks that can adversely affect our sales of products and services to customers outside of the U.S., or expose us to additional expense or liabilities, including the following:

•	difficulties and costs of staffing, developing and managing foreign operations as a result of distance, language and cultural differences;

•	the effect of laws governing employee and contractor relationships, and the existence of workers’ councils and labor unions in some jurisdictions;

•	changes in foreign government regulations and security requirements;

•	export license requirements, tariffs and taxes;

•	trade barriers;

•	difficulty in protecting intellectual property;

•	difficulty in collecting accounts receivable;

•	foreign currency fluctuations;

•	longer payment cycles than those for customers in the U.S.; and

•	political and economic instability.

We do not have an extensive operational infrastructure for international business. We generally depend on local or international business partners and subcontractors for performance of substantial portions of our business. These factors may result in greater risk of performance problems or of reduced profitability with respect to our international programs in these markets. In addition, if foreign customers, in particular foreign government authorities, terminate or delay the implementation of our products and services, it may be difficult for us, or we may not be able, to recover our potential losses.

(12) We depend on our management and key employees for our future success. If we are not able to retain, hire or integrate these employees, we may not be able to meet our commitments.

Our success depends to a significant extent on the performance and continued service of our management and our intellectual property team. The loss of the services of any of these employees could limit our growth or undermine customer relationships.

Due to the high level of technical expertise that our industry requires, our ability to successfully develop, market, sell, license and support our products, services, and intellectual property depends to a significant degree upon the continued contributions of our key personnel in engineering, sales, marketing, operations, legal and licensing, many of whom would be difficult to replace. We believe our future success will depend in large part upon our ability to retain our current key employees and our ability to attract, integrate and retain new personnel in the future. It may not be practical for us to match the compensation some of our employees could garner at other employment. In addition, we may encounter difficulties in hiring and retaining employees because of concerns related to our financial performance or operating results. These circumstances may have a negative effect on the market price of our common stock, and employees and prospective employees may factor in the uncertainties relating to our stability and the value of any equity-based incentives in their decisions regarding employment opportunities and decide to leave our employ. Moreover, our business is based in large part on patented technology, which is a unique and sophisticated signal processing technology. New employees require substantial training, involving significant resources and management attention. Competition for experienced personnel in our business can be intense. If we do not succeed in attracting new, qualified personnel or in integrating, retaining and motivating our current personnel, our growth and ability to deliver products and services that our customers require may be hampered. Although our employees generally have executed agreements containing non-competition clauses, we do not assure you that a court would enforce all of the terms of these clauses or the agreements generally. If these clauses were not fully enforced, our employees could freely join our competitors. Although we generally attempt to control access to and distribution of our proprietary information by our employees, we do not assure you that the confidential nature of our proprietary information will be maintained in the course of such future employment. Any of these events could have a material adverse effect on our financial and business prospects.

(13) We may acquire or invest in other companies or technologies in the future, which could divert management’s attention, result in additional dilution to our shareholders, increase expenses, disrupt our operations and harm our operating results.

We acquired Attributor Corporation in December 2012, and we may in the future acquire or invest in businesses, products or technologies that we believe could complement or expand our current product and service offerings, enhance our technical capabilities, expand our operations into new markets or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses related to identifying, investigating and pursuing suitable acquisitions, whether or not they are consummated.

There are inherent risks in integrating and managing acquisitions. We may not be able to assimilate or integrate the acquired personnel, operations and technologies successfully or effectively manage the combined business following an acquisition. We also may not achieve the anticipated benefits from an acquired business due to a number of factors, including:

•	unanticipated costs or liabilities associated with the acquisition;

•	incurrence of acquisition-related costs, which would be recognized as a current period expense;

•	inability to generate sufficient revenue to offset acquisition or investment costs;

•	the inability to maintain relationships with customers and partners of the acquired business;

•	the need to implement additional controls, procedures and policies;

•	entry into geographic markets in which we have little or no prior experience, and challenges caused by distance, language and cultural differences;

•	differences in foreign labor and employment laws, including classification of employees and contractors;

•	disruption of our ongoing business;

•	the potential loss of key employees; and

•	use of substantial portions of our available cash to consummate the acquisition.

Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our financial position. In addition, if an acquired business fails to meet our expectations, our operating results, business and financial condition may suffer.

(14) (a) We may not be able to adequately secure patent or other protection for our technologies.

Our business depends in part on securing protection for our proprietary technology and successfully licensing our technology to third parties. To protect our intellectual property portfolio, we rely on a combination of patent, copyright, trademark and trade secret rights, confidentiality procedures and licensing arrangements. Although we regularly apply for patents to protect our intellectual property, there is no guarantee that we will secure protection for any particular technology we develop.

Changes in the U.S. and foreign patent laws, or in the interpretation of existing laws, may adversely affect our ability to secure or enforce patents. An example is the Supreme Court’s decision in the Alice Corp. v. CLS Bank case relating to patent eligibility of computer implemented inventions. Another example is the America Invents Act of 2011, which codifies several significant changes to the U.S. patent laws, including the creation of a post-grant review process to challenge patents after they have issued. Third parties may petition the U.S. Patent and Trademark Office or comparable government authorities in other jurisdictions to review and reconsider the patentability of any of our inventions claimed in our issued patents. Any such proceeding may result in one or more of our patents becoming more limited, or being invalidated altogether.

Patents have finite lives, and our ability to continue to commercially exploit our patents is limited to the term of the patents. Our earliest patents began expiring in July 2012. The size and strength of our portfolio depends on the number of patents that have been granted, offset by the number of patents that expire, in any given year. We continue to develop our patent portfolio, but we cannot assure you that we will be able to exploit newer patents to the extent that we have our earlier patents.

As part of our confidentiality procedures, we generally enter into non-disclosure agreements with our employees, directors, consultants and corporate partners, and attempt to control access to and distribution of our technology, solutions, documentation and other proprietary information. Despite these procedures, third parties could copy or otherwise obtain and make unauthorized use of our technology, solutions or other proprietary information or independently develop similar technologies, solutions or information. The steps that we have taken to prevent misappropriation of our solutions, technology or other proprietary information may not succeed.

We cannot assure you that the protection of our proprietary rights will be adequate or that our competitors will not independently develop similar technologies, duplicate our services or design around any of our patents or other intellectual property rights.

(b) We may not be successful in enforcing our intellectual property rights against third parties.

Unlicensed copying and use of our intellectual property or infringement of our intellectual property rights may result in the loss of revenue to us and cause us other harm. If we encounter a company that we believe is infringing our intellectual property rights, we may try to negotiate a license arrangement with such party. If we try and are unable to negotiate a license or secure the agreement of such alleged infringing party to cease its activities, we must make decisions as to how best to enforce our intellectual property rights.

The process of negotiating a license with a third party can be lengthy, and may take months or even years in some circumstances. It is possible that third parties who we believe are infringing our intellectual property rights are unwilling to license our intellectual property from us on terms we can accept, or at all.

If we cannot persuade a third party who we believe is infringing our technology to enter into a license with us, we may be required to consider other alternatives to enforce our rights, including commencing litigation. The decision to commence litigation over infringement of a patent is complex and may lead to several risks to us, including the following, among others:

•	the time, significant expense and distraction to management of managing such litigation;

•	the uncertainty of litigation and its potential outcomes;

•	the possibility that in the course of such litigation, the defendant may challenge the validity of our patents, which could result in a re-examination or post grant review of our patents and the possibility that our patents may be limited in scope or invalidated altogether;

•	the potential that the defendant may successfully persuade a court that their technology or products do not infringe our intellectual property rights;

•	the impact of such litigation on other licensing relationships we have or seek to establish, including the timing of renewing or entering into such relationships, as applicable, as well as the terms of such relationships; and

•	adverse publicity to us or harm to relationships we have with customers or others.

Also, enforcement of patent protection throughout the world is generally established on a country-by-country basis and we may not have as much success enforcing our patents in foreign jurisdictions.

If we fail to protect our intellectual property rights adequately, if there are adverse changes in applicable laws, or if we become involved in litigation relating to our intellectual property rights or the intellectual property rights of others, our business could be seriously harmed. In such cases, the value ascribed to our intellectual property could diminish, we may incur significant legal expenses that could harm our results of operations and our patents or other intellectual property rights may be limited or invalidated. Any of the foregoing could have a negative effect on the value of our common stock.

(c) We may be subject to infringement claims and other litigation, which could adversely affect our business.

As more companies engage in business activities relating to digital watermarking, and develop corresponding intellectual property rights, it is increasingly likely that claims may arise which assert that some of our products or services infringe upon other parties’ intellectual property rights. These claims could subject us to costly litigation and divert management resources. These claims may require us to pay significant damages, cease production of infringing products, terminate our use of infringing technology or develop non-infringing technologies. In these circumstances, continued use of our technology may require that we acquire licenses to the intellectual property that is the subject of the alleged infringement, and we might not be able to obtain these licenses on commercially reasonable terms or at all. Our use of protected technology may result in liability that threatens our continuing operation.

Some of our contracts include indemnity and similar provisions regarding our non-infringement of third-party intellectual property rights. As deployment of our technology increases, and more companies enter our markets, the likelihood of a third party lawsuit resulting from these provisions increases. If an infringement arose in a context governed by such a contract, we may have to refund to our customer amounts already paid to us or pay significant damages, or we may be sued by the party whose intellectual property has allegedly been infringed upon.

(15) If our revenue models and pricing structures relating to products and services that are under development do not gain market acceptance, the products and services may fail to attract or retain customers and we may not be able to generate new revenue or sustain existing revenue.

Some of our business involves embedding digital watermarks in traditional and digital media, including consumer product packaging and related marketing materials, secure documents, audio, video and imagery, and licensing our intellectual property. Our revenues result from a combination of development, consulting, subscription and license fees from a variety of media identification and management applications. We launched Digimarc Discover in 2011 and the Digimarc Barcode in 2014, both of which incorporate new business and pricing models. We have not fully developed revenue models for some applications and licensing endeavors. Because some of our products and services are not yet well-established in the marketplace, and because some of these products and services will not directly displace existing solutions, we cannot be certain that the pricing structure for these products and services will gain market acceptance or be sustainable over time or that the marketing for these products and services will be effective.

(16) If we are unable to respond to regulatory or industry standards effectively, or if we are unable to develop and integrate new technologies effectively, our growth and the development of our products and services could be delayed or limited.

Our future success will depend in part on our ability to enhance and improve the responsiveness, functionality and features of our products and services, and those of our business partners, in accordance with regulatory or industry standards. Our ability to remain competitive will depend in part on our ability to influence and respond to emerging industry and governmental standards in a timely and cost-effective manner. If we are unable to influence these or other standards or respond to these standards effectively, our growth and the development of various products and services could be delayed or limited.

Our market is characterized by new and evolving technologies. The success of our business will depend on our ability to develop and integrate new technologies effectively and address the increasingly sophisticated technological needs of our customers in a timely and cost-effective manner. Our ability to remain competitive will depend in part on our ability to:

•	enhance and improve the responsiveness, functionality and other features of the products and services we offer or plan to offer;

•	continue to develop our technical expertise; and

•	develop and introduce new services, applications and technologies to meet changing customer needs and preferences and to integrate new technologies.

We do not assure you that we will be successful in responding to these technological and industry challenges in a timely and cost-effective manner. If we are unable to develop or integrate new technologies effectively or respond to these changing needs, our margins could decrease, and our release of new products and services and the deployment of our technology could be adversely affected.

(17) We may need to retain additional employees or contract labor in the future in order to take advantage of new business opportunities arising from increased demand, which could increase costs and impede our ability to achieve or sustain profitability in the short term.

We have staffed our company with the intent of accelerating our product development and sales growth initiatives while also focusing on achieving and sustaining profitability. Our current staffing levels could affect our ability to respond to increased demand for our services. In addition, to meet any increased demand and take advantage of new business opportunities in the future, we may need to increase our workforce through additional employees or contract labor. Although we believe that increasing our workforce would potentially support anticipated growth and profitability, it would increase our costs. If we experience such an increase in costs, we may not succeed in achieving or sustaining profitability in the short term.

(18) The terms and conditions of our contracts could subject us to damages, losses and other expenses if we fail to meet delivery and other performance requirements.

Our service contracts typically include provisions imposing:

•	development, delivery and installation schedules;

•	customer acceptance and testing requirements; and

•	other performance requirements.

To the extent these provisions involve performance over extended periods of time, risks of noncompliance may increase. From time to time we have experienced delays in system implementation, timely acceptance of programs, concerns regarding program performance and other contractual disputes. If we fail to meet contractual performance requirements as promised, or to successfully resolve customer disputes, we could incur liability for damages, as well as increased costs, lower margins, or compensatory obligations in addition to other losses, such as harm to our reputation. Any unexpected increases in costs to meet our contractual obligations or any other requirements necessary to address claims and damages with regard to our customer contracts could have a material adverse effect on our business and financial results.

(19) Products deploying our technology could have unknown defects or errors, which may give rise to claims against us, divert application of our resources from other purposes or increase our project implementation and support costs.

Products and services as complex as those we offer or develop may contain undetected defects or errors. Furthermore, we often provide complex implementation, integration, customization, consulting and other technical services in connection with the implementation and ongoing maintenance of our products. Despite testing, defects or errors in our products and services may occur, which could result in delays in the development and implementation of products and systems, inability to meet customer requirements or expectations in a timely manner, loss of revenue or market share, increased implementation and support costs, failure to achieve market acceptance, diversion of development resources, injury to our reputation, increased insurance costs, increased service and warranty costs and warranty or breach of contract claims. Although we attempt to reduce the risk of losses resulting from warranty or breach of contract claims through warranty disclaimers and liability limitation clauses in our sales agreements when we can, these contractual provisions are sometimes limited and may not be enforceable in every instance. If a court refuses to enforce the liability limiting provisions of our contracts for any reason, or if liabilities arise that were not contractually limited or adequately covered by insurance, the expense associated with defending these actions or paying the resultant claims could be significant.

(20) The security systems used in our product and service offerings may be circumvented or sabotaged by third parties, which could result in the disclosure of sensitive information or private personal information or cause other business interruptions that could damage our reputation and disrupt our business.

Our business relies on computers and other information technologies, both internal and at customer locations. The protective measures that we use may not prevent all security breaches, and failure to prevent security breaches may disrupt our business, damage our reputation, and expose us to litigation and liability. A party who is able to circumvent security measures could misappropriate sensitive or proprietary information or materials or cause interruptions or otherwise damage our products, services and reputation, and the property of our customers. If unintended parties obtain sensitive data and information, or create bugs or viruses or otherwise sabotage the functionality of our systems, we may receive negative publicity, incur liability to our customers or lose the confidence of our customers, any of which may cause the termination or modification of our contracts. Further, our insurance coverage may be insufficient to cover losses and liabilities that may result from these events.

In addition, we may be required to expend significant capital and other resources to protect ourselves against the threat of security breaches or to alleviate problems caused by these breaches. Any protection or remedial measures may not be available at a reasonable price or at all, or may not be entirely effective if commenced.

(21) We may experience outages and disruptions of our infrastructure that may harm our business, prospects, financial condition and results of operations.

We may be subject to outages or disruptions of our infrastructure, including information technology system failures and network disruptions. Substantially all of our computer and communications hardware is located at a single facility, our corporate headquarters in Beaverton, Oregon. System redundancy may be ineffective or inadequate, and our disaster recovery planning may not be sufficient for all eventualities.

If a natural disaster, cyber incident, weather event, power disruption, telecommunication failure, act of terrorism or other event that prevented us from using all or a significant portion of our facility were to occur, and/or damage critical infrastructure, it could harm our ability to conduct normal business operations.

(22) We are periodically involved in the ordinary course of business in litigation, and an adverse resolution of such litigation may adversely affect our business, financial condition, results of operations, and cash flows.

From time to time, in our normal course of business, we are a party to various legal claims, actions and complaints. For example, as part of our patent licensing program, we may bring claims or counterclaims of patent infringement to enforce our patent rights. Given the uncertain nature of litigation, we are not able to estimate the amount or range of gain or loss that could result from an outcome of litigation. Litigation can be expensive, lengthy, and disruptive to normal business operations. The results of complex legal proceedings are often uncertain and difficult to predict. We could incur costs in excess of any established accruals and, to the extent available, excess liability insurance. An unfavorable outcome in any legal proceedings could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

(23) Adverse changes in economic or political conditions could adversely affect our operating results and our business.

Our revenue is generated through commercial and government applications of our technology. As a result, we are subject to risks arising from adverse changes in economic and political conditions which may reduce spending by our customers and partners. The state of the economy and the rate of employment, which deteriorated in the last broad recession, may deteriorate further in the future. If weakness in the economy continues or worsens, our customers may delay or reduce technology purchases. This could also result in reductions in our revenues, which would likely harm our business, results of operations, financial condition and cash flows from operations.

Trade, monetary and fiscal policies, and political and economic conditions may substantially change, and credit markets may experience periods of constriction and volatility. For example, the United Kingdom’s recent referendum to exit the European Union has led to economic uncertainty in the United Kingdom, as well as uncertainty about interest rates, exports and trading. Uncertainty about global or regional economic conditions poses a risk as businesses may postpone spending in response to tighter credit, negative financial news and declines in income or asset values, which could have a material negative effect on the demand for the products of our customers in the foreseeable future. If our customers experience reduced demand for their products as a result of global or regional economic conditions or otherwise, this could result in reduced royalty revenue and our business and results of operations could be harmed.

RISKS RELATED TO OUR CAPITAL STOCK AND THIS OFFERING

(24) Our common stock price may be volatile, and you could lose all or part of your investment in shares of our common stock.

The price of shares of our common stock may fluctuate as a result of changes in our operating performance or prospects and other factors. Some specific factors that may have a significant effect on the price of shares of our common stock include:

•	the public’s reaction to our public disclosures;

•	actual or anticipated changes in our operating results or future prospects;

•	potential unfavorable changes from originally reported royalties by customers resulting from an audit performed by us or a third party, or self-corrected by the customer;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	impact of acquisitions on our liquidity and financial performance;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	changes in accounting standards, policies, guidance, interpretations or principles applicable to us;

•	conditions of the industry as a result of changes in financial markets or general economic or political conditions;

•	the failure of securities analysts to cover our common stock in the future, or changes in financial estimates by analysts;

•	changes in analyst recommendations or earnings estimates regarding us, other comparable companies or the industry generally, and our ability to meet those estimates;

•	changes in the amount of dividends paid;

•	future issuances of our common stock or the perception that future sales could occur; and

•	volatility in the equity securities market.

(25) Our common stock price may increase or decrease on material news or developments.

As a thinly-traded microcap company, volatility in the equity securities market may cause disproportionate swings in our stock price, upward and downward, on positive and negative developments. We suspect that the effects of computerized trading also exacerbate fluctuations in our stock price.

(26) Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our stock price or trading volume to decline.

The trading market for our common stock will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. We may not retain research coverage, and the analysts who publish information about our common stock could have relatively little experience with our company, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In addition, analysts who cover us could provide inaccurate or unfavorable research or issue an adverse opinion regarding our stock price, and our stock price could decline. If one or more of these analysts cease coverage of our company or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

(27) A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

(28) Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock before giving effect to this offering. Accordingly, if you purchase our common stock in this offering, you will incur immediate substantial dilution of approximately $23.24 per share, representing the difference between the public offering price and our as adjusted net tangible book value as of June 30, 2016. Furthermore, if outstanding options are exercised, you could experience further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus supplement entitled “Dilution.”

(29) Our corporate governance documents, our rights agreement and Oregon law may delay or prevent an acquisition of us that shareholders may consider favorable, which could decrease the value of your shares.

Our articles of incorporation and bylaws and Oregon law contain provisions that could make it more difficult for a third party to acquire us without the consent of our board of directors. These provisions include supermajority voting requirements for shareholders to amend our organizational documents and limitations on actions by our shareholders by written consent. In addition, our board of directors has the right to issue preferred stock without shareholder approval, which could be used to dilute the stock ownership of a potential hostile acquirer. In July 2008, our Board of Directors adopted a rights agreement pursuant to which one one-hundredth (1/100) of a preferred stock purchase right will be issued for each outstanding share of our common stock. In general terms, our rights agreement works by imposing a significant penalty upon any person or group that acquires 15% or more of our outstanding common stock without the approval of our Board of Directors. Oregon law also restricts the ability to vote shares of stock acquired in a transaction that causes the acquiring person to control at least one-fifth, one-third or one-half of the votes entitled to be cast in the election of directors. Shares acquired in a control share acquisition have no voting rights except as authorized by a vote of the shareholders. Although we believe these provisions protect our shareholders from coercive or otherwise unfair takeover tactics and thereby provide for an opportunity to receive a higher bid by requiring potential acquirers to negotiate with our board of directors, these provisions apply even if the offer may be considered beneficial by some shareholders.

Prior to making a decision about investing in our securities, you should carefully consider all of the information appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as updated by our quarterly reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS

We intend to use the net proceeds of this offering of common shares, after deducting underwriting discounts and our offering expenses, for general working capital purposes as well as to accelerate the Company’s growth initiatives. These growth initiatives include increasing sales, marketing and operations resources for global expansion; supporting a growing supplier network, and feasibility and pilot projects with prospective customers; continuing development of tools and processes to support efficient, effective and timely implementation of our technology; and further research and intellectual property development. Our management will have broad discretion in the application of the net proceeds to us from this offering, and investors will be relying on the judgment of our management regarding the application of the proceeds.

DILUTION

Our net tangible book value as of June 30, 2016 was approximately $35.1 million, or $3.87 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of our common shares outstanding as of June 30, 2016. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of our common shares in this offering and the net tangible book value per common share immediately after this offering.

After giving effect to the sale of 1,233,333 shares of our common stock with an aggregate offering price of $37.0 million at a public offering price of $30.00 per share, and after deducting estimated offering commissions and offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2016 would have been approximately $69.7 million, or $6.76 per share. This represents an immediate increase in net tangible book value of $2.89 per share to existing shareholders and immediate dilution of $23.24 per share to investors purchasing our shares of our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share		$30.00
Net tangible book value per share of as June 30, 2016	$3.87
Increase in net tangible book value per share attributable to this offering	$2.89

As adjusted net tangible book value per share as of June 30, 2016, after giving effect to this offering		$6.76

Dilution per share to investors purchasing our common shares in this offering		$23.24

The above discussion and table are based on 9.1 million shares outstanding as of June 30, 2016, and exclude:

•	0.5 million shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2016, having a weighted average exercise price of $18.29 per share; and

•	an aggregate of 1.3 million shares of our common stock reserved for future issuance under our equity incentive plans as of June 30, 2016.

If the underwriters exercise in full their option to purchase an additional 185,000 shares of our common stock for the purpose of covering overallotments made in connection with the offering, if any, at the public offering price of $30.00 per share, the as adjusted net tangible book value after this offering would be approximately $7.14 per share, representing an increase in net tangible book value of approximately $3.27 per share to existing shareholders and immediate dilution in net tangible book value of approximately $22.86 per share to new investors purchasing shares of common stock in this offering at the assumed public offering price.

To the extent that outstanding options outstanding as of June 30, 2016 have been or may be exercised or other shares issued, investors purchasing shares of our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

UNDERWRITING

We have entered into an underwriting agreement with the underwriters named below. Needham & Company, LLC and Cowen and Company, LLC are acting as representatives of the underwriters. The underwriters’ obligations are several, which means that each underwriter is required to purchase a specific number of shares, but is not responsible for the commitment of any other underwriter to purchase shares. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us, less the underwriting discounts and commissions, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Needham & Company, LLC	462,500
Cowen and Company, LLC	462,500
Craig-Hallum Capital Group LLC	185,000
B. Riley & Co., LLC	123,333

The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by the option to purchase additional shares for the purpose of covering overallotments made in connection with the offering, if any, described below.

The underwriting agreement provides that we will indemnify the underwriters against certain liabilities that may be incurred in connection with this offering, including liabilities under the Securities Act, or to contribute payments that the underwriters may be required to make in respect thereof. The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.

We have granted an option to the underwriters to purchase up to 185,000 additional shares of common stock for the purpose of covering overallotments made in connection with the offering, if any, at the public offering price per share, less the underwriting discount, set forth on the cover page of this prospectus supplement. This option is exercisable during the 30-day period after the date of this prospectus supplement. If this option is exercised, each of the underwriters will purchase approximately the same percentage of the additional shares as the number of shares of common stock to be purchased by that underwriter, as shown in the table above, bears to the total shown. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The representatives have advised us that the underwriters propose to offer the shares of common stock to the public at the public offering price per share set forth on the cover page of this prospectus supplement. The underwriters may offer shares to securities dealers, who may include the underwriters, at that public offering price less a concession of up to $1.035 per share. After the offering to the public, the offering price and other selling terms may be changed by the representative.

The following table summarizes the public offering price per share, total underwriting discount and commission and proceeds before expenses to us assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares for the purpose of covering overallotments made in connection with the offering, if any.

		Total
	Per Share	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$30.000	$36,999,990	$42,549,990
Underwriting discounts and commissions	$1.725	$2,127,500	$2,446,625
Proceeds, before expenses, to us	$28.275	$34,872,490	$40,103,365

We estimate that the total expenses of the offering, excluding the underwriting discount and commissions, will be approximately $300,000, which includes $150,000 that we have agreed to reimburse the underwriters for out-of-pocket expenses incurred by them in connection with this offering.

We have agreed not to offer, sell, contract to sell, pledge, grant options, warrants or rights to purchase, or otherwise dispose of any shares of our common stock or securities exchangeable for or convertible into our common stock (other than pursuant to employee stock option plans disclosed in this prospectus or pursuant to the conversion of convertible securities in each case outstanding on the date of the underwriting agreement) for a period of 90 days after the date of this prospectus supplement without the prior written consent of the representatives. Our directors and executive officers have agreed, subject to certain customary exceptions (including pursuant to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act existing on the date of the underwriting agreement), not to, directly or indirectly, sell, hedge, or otherwise dispose of any shares of common stock, options to acquire shares of common stock or securities exchangeable for or convertible into shares of common stock, for a period of 90 days after the date of this prospectus supplement without the prior written consent of the representatives.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock.

These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. Specifically, the underwriters may sell more shares than are set forth on the cover page of this prospectus supplement. This creates a short position in our common stock for their own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved is not greater than the number of shares that the underwriters’ may purchase in the option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in the underwriters’ option to purchase additional shares. To close out a short position or to stabilize the price of our common stock, the underwriters may bid for, and purchase, common stock in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the option to purchase additional shares. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares. If the underwriters sell more shares than could be covered by the option to purchase additional shares, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our common stock in this offering because the underwriters repurchase that stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on The NASDAQ Global Select Market, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock on The NASDAQ Global Select Market immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

•	a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;

•	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

•	passive market making bids must be identified as such.

Passive market making may stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time.

The underwriters and their affiliates have either provided, or may in the future provide, various investment banking and other financial services for us, for which they either have received, or may receive in the future, customary fees.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

European Economic Area

To the extent that the offer of the common stock is made in any Member State of the European Economic Area that has implemented the Prospectus Directive before the date of publication of a prospectus in relation to the common stock which has been approved by the competent authority in the Member State in accordance with the Prospectus Directive (or, where appropriate, published in accordance with the Prospectus Directive and notified to the competent authority in the Member State in accordance with the Prospectus Directive), the offer (including any offer pursuant to this document) is only addressed to qualified investors in that Member State within the meaning of the Prospectus Directive or has been or will be made otherwise in circumstances that do not require us to publish a prospectus pursuant to the Prospectus Directive.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the

Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities,

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts, or

(c) in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The EEA selling restriction is in addition to any other selling restrictions set out below. In relation to each Relevant Member State, each purchaser of shares of common stock (other than the underwriters) will be deemed to have represented, acknowledged and agreed that it will not make an offer of shares of common stock to the public in any Relevant Member State, except that it may, with effect from and including the date on which the Prospectus Directive is implemented in the Relevant Member State, make an offer of shares of common stock to the public in that Relevant Member State at any time in any circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive, provided that such purchaser agrees that it has not and will not make an offer of any shares of common stock in reliance or purported reliance on Article 3(2)(b) of the Prospectus Directive. For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares of common stock in any Relevant Member State has the same meaning as in the preceding paragraph.

Switzerland

This document does not constitute a prospectus within the meaning of Art. 652a of the Swiss Code of Obligations. The shares of common stock may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the shares of common stock may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the shares of common stock in Switzerland.

Canada

The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions.

Nasdaq Stock Market Quotation

Our common stock is traded on the Nasdaq Global Select Market under the symbol “DMRC.”

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Perkins Coie LLP, Portland, Oregon. Certain legal matters will be passed upon for the underwriters by DLA Piper LLP (US), Austin, Texas.

EXPERTS

The consolidated financial statements of Digimarc Corporation as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein, and in the registration statement, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U.S. Securities and Exchange Commission, or the SEC, a registration statement to register the securities offered by this prospectus supplement under the Securities Act. This prospectus supplement and the accompanying prospectus are part of that registration statement, but omit some information contained in the registration statement, as permitted by SEC rules. For further information with respect to us and this offering, reference is made to the registration statement and the exhibits and any schedules filed with the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any document referred to are not necessarily complete and in each instance, if the document is filed as an exhibit to the registration statement, reference is made to the copy of the document filed as an exhibit to the registration statement, each statement being qualified in all respects by that reference. You may obtain copies of the registration statement, including exhibits, as noted in the paragraph below or by writing or telephoning us at:

Digimarc Corporation

9405 SW Gemini Drive

Beaverton, Oregon 97008

(503) 469-4800

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The address of that site is http://www.sec.gov. You may also read and copy any material we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act may also be accessed free of charge by linking directly from the “Investors” page of our website at www.digimarc.com/investors. These filings will be available as soon as reasonably practicable after we electronically file this material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any such information superseded by information contained in later-filed documents or directly in this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). These documents contain important information about us and our financial condition.

•	Current Reports on Form 8-K filed with the SEC on May 2, 2016 and August 5, 2016;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016, filed with the SEC on July 26, 2016;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, filed with the SEC on April 28, 2016;

•	The portions of our Definitive Proxy Statement on Schedule 14A filed on March 15, 2016 that are deemed “filed” with the SEC under the Exchange Act;

•	Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 25, 2016;

•	Registration Statement on Form 8-A filed with the SEC on October 16, 2008; and

•	Registration Statement on Form 10 filed with the SEC on June 23, 2008, and Amendment No. 1 thereto, filed with the SEC on July 22, 2008; Amendment No. 2 thereto, filed with the SEC on August 13, 2008; Amendment No. 3 thereto, filed with the SEC on September 9, 2008; Amendment No. 4 thereto, filed with the SEC on October 2, 2008; Amendment No. 5 thereto, filed with the SEC on October 7, 2008; and Amendment No. 6 thereto, filed with the SEC on October 14, 2008.

All reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of the reports and documents.

We will provide at no cost to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to the documents unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: Digimarc Corporation, 9405 SW Gemini Drive, Beaverton, Oregon, 97008; Attention: Chief Financial Officer, or you may call us at (503) 469-4800.

The information incorporated by reference is an important part of this prospectus supplement. You should rely only upon the information provided in this prospectus supplement and accompanying prospectus and the information incorporated into this prospectus supplement and accompanying prospectus by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement or accompanying prospectus is accurate as of any date other than the date on the front covers of these documents.

PROSPECTUS

DIGIMARC CORPORATION

$100,000,000

Common Stock, Preferred Stock, Warrants, Debt Securities

This prospectus provides a general description of the securities we may offer from time to time and the general manner in which they may be offered. The specific terms of any securities to be offered, and any other information relating to a specific offering including the specific manner in which the securities may be offered, will be set forth in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

Our common stock is listed on the Nasdaq Global Market under the symbol “DMRC.” The last reported sale price of our common stock on the Nasdaq Global Market on May 15, 2014 was $33.81 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

We may offer and sell securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of the underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds we expect to receive from the sale will also be set forth in a prospectus supplement.

Investing in our securities involves risks.

See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 2, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Using this process, we may from time to time offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will file a supplement to this prospectus with the SEC that will describe the specific terms of the offering and the manner in which the securities will be offered, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change the information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with additional or different information. The prospectus may be used only for the purposes for which it has been published. If you receive any other information, you should not rely on it. You should assume that the information contained in this prospectus or any accompanying prospectus supplement is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations or prospects may have changed since that date. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to the registration statement of which this prospectus is a part or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date. No offer of these securities is being made in any jurisdiction where such offer or sale is prohibited.

THE COMPANY

Digimarc Corporation (“Digimarc,” “we”, “our,” and “us”) enables governments and enterprises around the world to give digital identities to media and objects that computers can sense and recognize and to which they can react. Our technology provides the means to infuse persistent digital information, “Digimarc IDs,” perceptible only to computers and digital devices, into all forms of media content. The unique digital identifier placed in media generally persists with it regardless of the distribution path and whether it is copied, manipulated or converted to a different format, and does not affect the quality of the content or the enjoyment or other traditional uses of it. Our technology permits computers and digital devices to quickly identify relevant data from vast amounts of media content.

Our technologies, and those of our licensees, span numerous applications across a wide range of media content, enabling our customers and those of our partners to:

•	improve the speed of retail checkout;

•	provide simple and intuitive customer engagement experiences at home, in stores and on-the-go;

•	apply geo-location technology to push relevant information to customers based on their respective locations;

•	quickly and reliably identify and effectively manage music, movies, television programming, digital images, e-books, documents and other printed materials, especially in light of non-linear distribution over the internet;

•	deter counterfeiting of money, media and goods, and piracy of e-books, movies and music;

•	support new digital media distribution models and methods to monetize media content;

•	leverage the power of ubiquitous computing to instantly link consumers to a wealth of information and/or interactive experiences related to the media and objects they encounter each day;

•	provide consumers with more choice and access to media content when, where and how they want it;

•	enhance imagery and video by associating metadata or authenticating media content for government and commercial uses; and

•	better secure identity documents to enhance national security and combat identity theft and fraud.

At the core of our intellectual property is a signal processing innovation known as “digital watermarking,” which allows imperceptible digital information to be embedded in all forms of digitally designed, produced or distributed media content and some physical objects, including photographs, movies, music, television, personal identification documents, financial instruments, industrial parts and product packages. The digital information can be detected and read by a wide range of computers, mobile phones and other digital devices.

Our technology allows our customers to provide persistent digital identities for any media content that is digitally processed at some point during its lifecycle. The technology can be applied to printed materials, video, audio and images. The inclusion of these digital signals enables a wide range of improvements in security and media management, and new business models for distribution and consumption of media content. Over the years our technology and intellectual property portfolios have grown to encompass many related technologies.

We provide solutions directly and through our licensees. Our proprietary technology has proven to be a powerful element of document security, giving rise to our long-term relationship with a consortium of central banks, which we refer to as the Central Banks, and many leading companies in the information technology industry. We and our licensees have successfully propagated digital watermarking in music, movies, television broadcasts, images and printed materials. Digimarc IDs have been used in these applications to improve media rights and asset management, reduce piracy and counterfeiting losses, improve marketing programs, permit more efficient and effective distribution of valuable media content and enhance consumer entertainment and commercial experiences.

Digimarc IDs are easily embedded into all forms of media and are imperceptible to human senses, but quickly detected by computers, networks or other digital devices like smartphones. Unlike traditional barcodes and tags, our solution does not require publishers to give up valuable space in magazines and newspapers; nor does it impact the overall layout or aesthetics of the publication. Our Digimarc Discover™ platform delivers a range of rich media experiences to its readers on their smartphones across multiple media including print, audio, video and packaging. Unique to the Digimarc Discover platform is its ability to use various content identification technologies as needed, including our patented technology.

As part of the Digimarc Discover platform, we recently introduced Digimarc Barcodes, which contain the same type of information found in traditional product UPC codes, but are invisibly repeated multiple times over the entire packaging. We have partnered with Datalogic, a global leader in Automatic Data Capture and Industrial Automation markets and producer of barcode readers, who has enabled its new MagellanTM 9800i multi-plane imaging scanner to detect and process Digimarc Barcodes. Digimarc Barcodes can also connect mobile-enabled consumers directly from packaging to engaging mobile experiences such as additional product information, special offers, recommendations, reviews, social networks and more.

Our patent portfolio contains a number of innovations in digital watermarking, pattern recognition (sometimes referred to as “fingerprinting”), digital rights management and related fields. To protect our significant efforts in creating our technology, we have implemented an extensive intellectual property protection program that relies on a combination of patent, copyright, trademark and trade secret laws, and nondisclosure agreements and other contracts. As a result, we believe we have one of the world’s most extensive patent portfolios in digital watermarking and related fields, with more than 1,250 U.S. and foreign patents and pending patent applications as of March 31, 2014. We continue to develop and broaden our portfolio of patented technology in the fields of media identification and management technology and related applications and systems. We devote significant resources to developing and protecting our inventions and continuously seek to identify and evaluate potential licensees for our patents. The patents in our portfolio have a life of approximately 20 years from invention date, and up to 17 years after the patent has been granted.

As part of our intellectual property marketing and patent monetization efforts, our key objectives in building relationships with potential customers and partners are to:

•	make progress toward the realization of our vision to enrich everyday living via pervasive, intuitive computing;

•	expand the scope of our license program;

•	more effectively monetize our patent assets;

•	encourage large scale adoption of our technologies by industry leaders;

•	improve our financial performance;

•	increase the scale and rate of growth of our products and services business; and

•	lay a foundation for continuing innovation.

Digimarc Corporation was incorporated in Delaware in 2008 and became an Oregon corporation in 2010. Our principal offices are located at 9405 SW Gemini Drive, Beaverton, Oregon 97008; our telephone number is (503) 469-4800. Our website address is www.digimarc.com. Information on our website or available by hyperlink from our website does not constitute part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference into this prospectus.

The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus (dollars in thousands).

	Three Months Ended March 31,		Years Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges (1)	—	140	—	380	154	153	—
Deficit in earnings to cover fixed charges (2)	$3,282	—	$2,257	—	—	—	$2,005

(1)	Ratio of earnings to fixed charges is calculated by dividing earnings, as defined, by fixed charges, as defined. For purposes of this calculation, the term “fixed charges” means the sum of the following: (a) interest expense and interest capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference security dividend requirements of consolidated subsidiaries. The term “earnings” is the amount resulting from adding (a) pre-tax income (loss) from continuing operations; (b) fixed charges; and (c) amortization of capitalized interest; and then subtracting the following from that total: (x) interest capitalized; (y) preference security dividend requirements of consolidated subsidiaries; and (z) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges.
(2)	Our earnings were insufficient to cover fixed charges for the three months ended March 31, 2014 and for the years ended December 31, 2013 and 2009.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as updated by our quarterly report on Form 10-Q for the quarter ended March 31, 2014, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference include “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 (the “Securities Act”). Words such as “may,” “plan,” “should,” “could,” “expect,” “anticipate,” “intend,” “believe,” “project,” “forecast,” “estimate,” “continue,” variations of such terms or similar expressions are intended to identify such forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, or other statements made by us, are made based on our expectations and beliefs concerning future events affecting us, and are subject to uncertainties and factors (including those specified below) that are difficult to predict and, in many instances, are beyond our control. As a result, our actual results could differ materially from those expressed in or implied by any forward-looking statements, and investors are cautioned not to place undue reliance on these statements. Forward-looking statements include, but are not limited to, statements relating to:

•	concentration of revenue with few customers comprising a large majority of the revenue;

•	revenue trends and expectations;

•	our future level of investment in our business, including investment in research, development and engineering of products and technology, development of our intellectual property, sales growth initiatives and development of new market opportunities;

•	our ability to improve margins;

•	anticipated expenses, costs, margins, provision for income taxes and investment activities in the foreseeable future;

•	anticipated revenue to be generated from current contracts and as a result of new programs;

•	variability of contracted arrangements;

•	our profitability in future periods;

•	business opportunities that could require that we seek additional financing;

•	the size and growth of our markets;

•	the existence of international growth opportunities and our future investment in such opportunities;

•	the sources of our future revenue;

•	our expected short-term and long-term liquidity positions;

•	our capital expenditure and working capital requirements and our ability to fund our capital expenditure and working capital needs through cash flow from operations;

•	capital market conditions, including the recent economic crisis, interest rate volatility and other limitations on the availability of capital, which could have an impact on our cost of capital and our ability to access the capital markets;

•	our use of cash, cash equivalents and marketable securities in upcoming quarters;

•	anticipated levels of backlog in future periods;

•	the success of our arrangements with Intellectual Ventures;

•	the success of our acquisition of Attributor Corporation;

•	protection, development and monetization of our intellectual property portfolio; and

•	other risks detailed in our filings with the Securities and Exchange Commission, including the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (our “2013 Annual Report”).

We believe that the risk factors specified above and the risk factors identified in Part I, Item 1A of our 2013 Annual Report, among others, could affect our future performance and the liquidity and value of our securities and cause our actual results to differ materially from those expressed or implied by forward-looking statements made by us or on our behalf. Investors should understand that it is not possible to predict or identify all risk factors and that there may be other factors that may cause our actual results to differ materially from the forward-looking statements. All forward-looking statements made by us or by persons acting on our behalf apply only as of the date of this prospectus. We do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of the filing of this prospectus.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes, which may include the financing of capital expenditures, future acquisitions or share repurchases. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our articles of incorporation, bylaws and applicable law. Copies of our articles of incorporation and bylaws have been filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value per share; 10,000 shares of Series A Redeemable Nonvoting Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”); 500,000 shares of Series R Participating Cumulative Preferred Stock, par value $0.001 per share (“Series R Preferred Stock”); and 1,990,000 shares of undesignated preferred stock, par value $0.001 per share.

Common Stock

As of March 31, 2014, there were 7,522,082 shares of our common stock outstanding. Shares of our common stock are currently registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), and are listed on the Nasdaq Global Market under the symbol “DMRC.”

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders, including the election of directors. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends as may be declared by our board of directors out of funds legally available for such purpose, as well as any distributions to our shareholders. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

As of March 31, 2014, there were 10,000 shares of our Series A Preferred Stock issued and outstanding, and no shares of our Series R Preferred Stock issued or outstanding. Our board of directors is authorized, without further action by our shareholders, to designate and issue up to an additional 1,990,000 shares of our preferred stock in one or more series. Our board of directors may determine the designation, relative rights, preferences and limitations of the shares of each series of preferred stock, among other features, and may modify the rights of holders of our Series A Preferred Stock. However, the rights of the holders of our Series R Preferred Stock may only be modified by the affirmative vote of the holders of two-thirds of the outstanding shares of that series, voting as a separate class.

Dividend Rights

Holders of shares of our Series A Preferred Stock are not entitled to the payment of a dividend. Holders of our Series R Preferred Stock are entitled to the payment of a dividend both quarterly and whenever our board of directors declares a dividend or distribution on our common stock (unless the dividend or distribution is solely in shares of our common stock) in an amount equal to the greater of (i) $0.001 and (ii) 100 times the amount of cash divided then paid on each share of common stock (which is subject to adjustment under a formula set forth in our articles of incorporation).

Redemption

We may redeem shares of our Series A Preferred Stock by paying holders of shares of our Series A Preferred Stock an amount equal to $5.00 per share. We may not redeem shares of our Series R Preferred Stock, but we are permitted to acquire shares of our Series R Preferred Stock in the open market. Moreover, if any dividends or distributions payable on our Series R Preferred Stock are in arrears, we may not redeem, purchase or acquire for consideration (i) shares of our capital stock ranking junior to our Series R Preferred Stock, or (ii) shares of our Series R Preferred Stock (or shares of a class ranking on a parity with our Series R Preferred Stock), unless we acquire the shares by a public offer to purchase the shares of Series R Preferred Stock and shares on parity with these shares.

Voting Rights

Holders of our Series A Preferred Stock do not have voting rights. Holders of our Series R Preferred Stock vote together with holders of our common stock, and are entitled to a number of votes per share that is equal to 100 times the maximum number of votes to which any holder of shares of our common stock is entitled.

Liquidation Rights

If we undergo a voluntary or involuntary liquidation, dissolution, distribution of assets or other winding up, holders of our Series A Preferred Stock will be entitled to payment of an amount equal to $5.00 per share of Series A Preferred Stock, subject to the rights of holders of series of stock ranking senior to the Series A Preferred Stock. Under the same circumstances, holders of our Series R Preferred Stock are entitled to payment of an amount equal to the greater of (i) $0.001 per share and (ii) the amount of any accrued but unpaid dividends and distributions plus the amount equal to 100 times the aggregate amount per share to be distributed to holders of our common stock. The rights of holders of our Series R Preferred Stock to receive this payment rank junior to the rights of holders of other shares of our preferred stock.

Oregon Control Share Act and Oregon Business Combination Act

We are subject to provisions of Oregon law that may restrict the ability of our significant shareholders to exercise voting rights. The Oregon Control Share Act generally applies to a person who acquires voting stock of an Oregon corporation in a transaction that results in that person holding more than one-fifth, one-third or one-half of the total voting power of the voting shares of the corporation. If such a transaction occurs, the person cannot vote the shares acquired in the acquisition unless voting rights are restored to those shares by a vote of:

•	the holders of a majority of the outstanding voting shares of each voting group entitled to vote; and

•	the holders of a majority of the outstanding voting shares, excluding the acquired shares and shares held by the corporation’s officers and inside directors.

The restricted shareholder may, but is not required to, submit to the corporation a statement setting forth information about itself and its plans with respect to the corporation. The statement may request that the corporation call a special meeting of shareholders to determine whether voting rights will be granted to the shares acquired. If a special meeting of shareholders is not requested, the issue of voting rights of the acquired shares will be considered at the next annual or special meeting of shareholders that is held more than 60 days after the date the shares are acquired.

We are also subject to provisions of Oregon law that govern business combinations between corporations and interested shareholders. The Oregon Business Combination Act generally prohibits a corporation from entering into a business combination transaction with a person, or an affiliate of that person, for a period of three years following the date the person acquires 15% or more of the outstanding voting stock of the corporation. For the purposes of this law, the prohibition generally applies to the following business combination transactions:

•	a merger or plan of share exchange,

•	any sale, lease, mortgage or other disposition of 10% or more of the assets of the corporation, and

•	transactions that result in the issuance or transfer of capital stock of the corporation to the 15% shareholder.

However, the general prohibition does not apply if:

•	the 15% shareholder, as a result of the transaction in which the person became a 15% shareholder, owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by directors who are also officers, and certain employee benefit plans),

•	the board of directors approves either (i) the business combination or (ii) the transaction that resulted in the person becoming an interested shareholder before the transaction by which the shareholder acquires 15% or more of the corporation’s outstanding voting stock occurs, or

•	the board of directors and the holders of at least 66 2/3% of the outstanding voting stock of the corporation, excluding shares owned by the 15% shareholder, approve the transaction on or after the date the shareholder acquires 15% or more of the corporation’s voting stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, or common stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

•	in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants and the price at which you may purchase the debt securities upon exercise;

•	in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants and the price at which you may purchase that number of shares of preferred stock of the series upon exercise;

•	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase that number of shares of common stock upon exercise;

•	the period during which you may exercise the warrants;

•	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

•	the amount of warrants or rights outstanding;

•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

•	any other material terms of the warrants.

Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including:

•	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends or preferences on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. We may also issue convertible debt securities. Senior debt securities will be issued under a “Senior Indenture” and subordinated debt securities will be issued under a “Subordinated Indenture,” each entered into between us and a trustee to be named in the Indenture. This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.”

The Indentures or forms of Indentures will be filed as exhibits to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time that are permitted under each Indenture) and the debt securities, including the definitions in the applicable Indenture of various terms.

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Digimarc. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of the series outstanding at the time of the issuance. Any of the additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

The senior indebtedness issued pursuant to the Senior Indenture will effectively be subordinate to any of our secured indebtedness. In the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness, or an event of default under a loan agreement relating to secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under the Senior Indenture.

Additionally, the senior indebtedness issued pursuant to the Senior Indenture will effectively be subordinate to any indebtedness of any subsidiaries. In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of creditors of the subsidiary rather than our creditors. As a result of the application of the subsidiary’s assets to satisfy claims of creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any diminution in the value of the shares of any subsidiaries would adversely affect our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of any subsidiaries to satisfy claims of the subsidiary’s creditors might make it impossible for the subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the series;

•	the percentage of the principal amount at which the debt securities of any series will be issued;

•	the ability to issue additional debt securities of the same series;

•	the purchase price for the debt securities and the denominations of the debt securities;

•	the specific designation of the series of debt securities being offered;

•	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which the rate shall be determined;

•	the basis for calculating interest if other than 360-day years or twelve 30-day months;

•	the date or dates from which any interest will accrue or the method by which the date or dates will be determined;

•	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of the payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

•	the rate or rates of amortization of the debt securities;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of these provisions;

•	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to the obligation, and the other terms and conditions of the obligation;

•	the terms and conditions, if any, regarding the mandatory conversion or exchange of debt securities;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

•	any restriction or condition on the transferability of the debt securities of a particular series;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities that we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default, if other than the full principal amount;

•	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable, or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not the events of default or covenants are consistent with those contained in the applicable Indenture;

•	any limitation on our ability to incur debt, redeem stock, sell our assets, or other restrictions;

•	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

•	whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the debt securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;

•	any changes necessary to issue the debt securities of any particular series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	any restrictions or special procedures applicable to (i) the place of payment of the principal, any premium and any interest on bearer debt securities, (ii) the exchange of bearer debt securities for registered debt securities or (iii) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;

•	whether we are issuing the debt securities in whole or in part in global form;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount of the debt securities due and payable because of an event of default;

•	the depositary for global or certificated debt securities;

•	any federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

•	the names of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations;

•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for the payment of interest, and the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

•	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which an election is to be made and the amounts payable (or the manner in which the amount shall be determined);

•	the portion of the principal amount of any debt securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture, if other than the entire principal amount; and

•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of the debt securities as of any such date for any purpose, including the principal amount of the debt securities, which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any case, the manner in which the amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of these debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on those dates, depending upon the value on those dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and various additional tax considerations.

PLAN OF DISTRIBUTION

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities to one or more underwriters for public offering and sale by them or may sell securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the prospectus supplement.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed. Underwriters may also offer and sell securities at market prices, at prices related to market prices or at negotiated prices. We also may authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of securities, we may be deemed to have paid compensation to the underwriters in the form of underwriting discounts or commissions. Underwriters may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting underwriter compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities offered in the prospectus supplement may be listed.

Under the Securities Act, underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements with underwriters, dealers and agents providing them indemnification against and contribution toward specified civil liabilities, including liabilities under the Securities Act, and reimbursement for various expenses.

We will indicate the extent to which we anticipate that a secondary market for the securities will be available in the prospectus supplement. Our common stock is listed on the Nasdaq Global Market. Except as indicated in the applicable prospectus supplement, securities other than common stock are not expected to be listed on any securities exchange.

This prospectus may be amended or supplemented from time to time, if required, to describe a specific plan of distribution.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Perkins Coie LLP, Portland, Oregon. Any underwriters will be represented by their own legal counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Digimarc Corporation as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement to register the securities offered by this prospectus under the Securities Act. This prospectus is part of that registration statement, but omits some information contained in the registration statement, as permitted by SEC rules. For further information with respect to Digimarc and this offering, reference is made to the registration statement and the exhibits and any schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete and in each instance, if the document is filed as an exhibit, reference is made to the copy of the document filed as an exhibit to the registration statement, each statement being qualified in all respects by that reference. You may obtain copies of the registration statement, including exhibits, as noted in the paragraph below or by writing or telephoning us at:

Digimarc Corporation

9405 SW Gemini Drive

Beaverton, Oregon 97008

(503) 469-4800

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The address of that site is http://www.sec.gov. You may also read and copy any material we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect reports, proxy statements and other information about us at the offices of the National Association of Securities Dealers, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act may also be accessed free of charge by linking directly from the “Investors” page of our website at www.digimarc.com/investors. These filings will be available as soon as reasonably practicable after we electronically file this material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any such information superseded by information contained in later-filed documents or directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). These documents contain important information about us and our financial condition.

•	Current Reports on Form 8-K filed with the SEC on April 23, 2014 and May 1, 2014;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, filed with the SEC on April 25, 2014;

•	The portions of our Definitive Proxy Statement on Schedule 14A filed on March 21, 2014 that are deemed “filed” with the SEC under the Exchange Act;

•	The Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 21, 2014;

•	Registration Statement on Form 8-A filed with the SEC on October 16, 2008; and

•	Registration Statement on Form 10 filed with the SEC on June 23, 2008, and Amendment No. 1 thereto, filed with the SEC on July 22, 2008; Amendment No. 2 thereto, filed with the SEC on August 13, 2008; Amendment No. 3 thereto, filed with the SEC on September 9, 2008; Amendment No. 4 thereto, filed with the SEC on October 2, 2008; Amendment No. 5 thereto, filed with the SEC on October 7, 2008; and Amendment No. 6 thereto, filed with the SEC on October 14, 2008.

All reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all the documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of the reports and documents.

We will provide at no cost to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to the documents unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: Digimarc Corporation, 9405 SW Gemini Drive, Beaverton, Oregon, 97008; Attention: Charles Beck, Chief Financial Officer, or you may call us at (503) 469-4800.

The information incorporated by reference is an important part of this prospectus. You should rely only upon the information provided in this prospectus and the information incorporated into this prospectus by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth anticipated costs and expenses payable by the Company (other than underwriting discounts, commissions and fees) in connection with the registration of the securities covered by this prospectus.

SEC registration fee		$12,880.00
Trustees’ and transfer agents’ fees			*
Printing and engraving costs			*
Legal fees and expenses			*
Accounting fees and expenses			*
Miscellaneous			*
Total	$		*

*	These fees are calculated based upon the number of issuances and the type of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

As an Oregon corporation, Digimarc is subject to the Oregon Business Corporation Act (the “OBCA”) and the exculpation from liability and indemnification provisions contained therein. As authorized by Section 60.047(2) of the OBCA, Article IX of our articles of incorporation eliminates the liability of our directors to us or our shareholders for various acts or omissions. Our articles of incorporation do not eliminate the liability of our directors to the extent that the OBCA does not permit corporations to limit directors’ liability.

Section 60.387 et seq. of the OBCA authorizes corporations to indemnify their directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that the actions taken were in the best interests of the corporation, or at least not opposed to the corporation’s best interests, and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under the OBCA, corporations may not indemnify a director or officer against liability in connection with a claim by or in the right of the corporation. Corporations may indemnify a director or officer against the reasonable expenses associated with these types of claims, unless (i) the director or officer has been adjudged liable to the corporation or (ii) the proceeding charged the director or officer with (and adjudged the director or officer liable for) improperly receiving a personal benefit. Corporations also may not indemnify directors or officers against breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, any unlawful distribution under O.R.S. 60.367, or any transaction from which the director or officer derived an improper personal benefit. The OBCA mandates indemnification against all reasonable expenses incurred in the successful defense of any claim made or threatened, whether or not the claim was by or in the right of the corporation. Finally, a court may order indemnification if it determines that the director or officer is entitled to mandatory indemnification, or is otherwise fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether the director or officer met the good faith and reasonable belief standards of conduct set forth in the statute.

The OBCA also provides that the statutory indemnification provisions are not exclusive of any other rights to which directors or officers may be entitled under a corporation’s articles of incorporation or bylaws, any agreement, general or specific action of the board of directors, vote of shareholders or otherwise. Article VIII of our articles of incorporation requires us to indemnify our directors, officers, agents and other representatives from losses suffered while acting on our behalf. Article VIII specifies that these representatives are to be indemnified to the fullest extent permitted by law, and that their right to indemnification shall not be affected by subsequent amendments to our articles of incorporation or the end of the representative’s service to Digimarc.

Additionally, we have entered into indemnity agreements with some of our officers and directors. The indemnity agreements require us to, among other things, indemnify the officer or director against all expenses (including attorneys’ fees, judgments, fines and penalties, among others) incurred by the officer or director as a result of being named or threatened to be named as a party to any proceeding as a result of the officer or director’s service in that capacity. The indemnity agreements also require us to indemnify the officer or director to the fullest extent permitted by law. However, the indemnification agreements prohibit us from indemnifying any director or officer who is determined to be liable under Section 16(b) (or similar provisions) for an accounting of the profits made on the purchase or sale of shares of the corporation.

Item 16. Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

4.1	Specimen common stock certificate of Digimarc Corporation (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K, filed with the Commission on February 27, 2009 (File No. 001-34108))

4.2	Rights Agreement, dated July 31, 2008, between Digimarc Corporation and Computershare Trust Company, N.A. as Rights Agent (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K, filed with the Commission on February 27, 2009 (File No. 001-34108))

4.3	Form of Certificate of Designation of Series R Preferred Stock (attached as an exhibit to the Rights Agreement filed as Exhibit 4.2)

4.4	Form of Rights Certificate (attached as an exhibit to the Rights Agreement filed as Exhibit 4.2)

4.5**	Form of Indenture

4.6*	Form of Warrant Agreement (including form of warrant)

5.1**	Legal Opinion of Perkins Coie LLP

12.1**	Statement of computation of ratio of earnings to fixed charges

23.1**	Consent of KPMG LLP

23.2**	Consent of Perkins Coie LLP (incorporated by reference to Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included as part of the signature page hereto)

25.1***	Form T-1 Statement of Eligibility of Trustee for Debt Securities Indenture under the Trust Indenture Act of 1939

*	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated by reference.
**	Filed herewith.
***	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

1,233,333 Shares

DIGIMARC CORPORATION

Common Stock

Prospectus Supplement

Joint Book-Running Managers

Needham & Company

Cowen and Company

Co-Managers

Craig-Hallum Capital Group

B. Riley & Co.

August 5, 2016